FLOATING CONTINUING GUARANTY

                           $15,000,000 to $21,500,000
                           --------------------------

                  This Floating Continuing Guaranty ("Guaranty"), dated as of July 29, 2005, is executed by Alexander & Baldwin, Inc., a Hawaii corporation ("Guarantor"), in favor of American AgCredit, PCA, as agent (in such capacity "Agent") for the banks and other financial institutions (the "Lenders") named in the Revolving Loan Agreement (as hereinafter defined), with reference to the following facts:

                                    RECITALS

                  A. Guarantor is a member of Hawaiian Sugar & Transportation Cooperative, a Hawaii agricultural cooperative association ("Borrower").

                  B. Borrower, Agent and Lenders have entered into that certain Fifth Amended and Restated Revolving Loan Agreement dated as of June 9, 2005 (as supplemented, amended, modified or restated from time to time, (the "Revolving Loan Agreement"), pursuant to which Agent and Lenders have extended to Borrower a revolving line of credit in the original principal amount not to exceed Thirty Million Dollars ($30,000,000) (the "Facility").

                  C. Guarantor previously delivered to Agent and Lenders an Amendment to $15,000,000 Continuing Guaranty dated June 9, 2005 (the "Amendment") amending in part the Guaranty dated as of April 19, 1999 (the "Original Guaranty"). The delivery of the Amendment to Agent was a condition precedent to Agent and Lenders entering into the Revolving Loan Agreement.

                  D. The Revolving Loan Agreement provides that the Original Guaranty and the Amendment may be replaced by a new guaranty designated as a Floating Guaranty in an amount fluctuating between $15,000,000 and $21,500,000, determined as set forth hereinbelow.

                  E. This Guaranty amends and replaces the Guaranty dated as of April 19, 1999 by and between A&B Hawaii, Inc. and Pacific Coast Farm Credit Services, ACA, as agent and the Amendment.

                                    AGREEMENT

                  NOW THEREFORE, for good and valuable consideration, receipt of which is hereby acknowledged, and in order to induce Lenders to make advances and financial accommodations under the Revolving Loan Agreement, Guarantor agrees, for the benefit of Lenders and the Agent, as follows:


                  1. Affirmation of Recitals. The recitals set forth above are
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true and correct and are incorporated herein by this reference.

                  2. Defined Terms. All capitalized terms that are not defined
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herein shall have the meanings ascribed to such terms in the Revolving Loan
Agreement.

                  3. Guaranty of Guaranteed Obligations.
                     ----------------------------------

                           (a) Guarantor acknowledges that it is in Guarantor's
best interests to execute this Guaranty as Guarantor will derive substantial direct and indirect benefits from the advances provided by the Lenders to Borrower under the Revolving Loan Agreement.

                           (b) Guarantor absolutely, irrevocably and
unconditionally guarantees and promises to pay to Agent, on behalf of Lenders, and its successors, endorsees, transferees and assigns, on demand in lawful money of the United States of America, any and all obligations of Borrower to Lenders or Agent (of any type whatsoever, including principal, interest, costs, fees, and other charges) arising from or in connection with the Revolving Loan Agreement and any other Loan Documents referred to in the Revolving Loan Agreement. (The obligations of Borrower to Agent and Lenders under the Revolving Loan Agreement and the other Loan Documents are hereafter referred to as the "Obligations" and the obligations of Guarantor to Agent hereunder are hereafter referred to as the "Guaranteed Obligations"). Notwithstanding the foregoing, the maximum amount that Agent may recover from Guarantor hereunder shall be a fluctuating amount with a minimum of the lesser of Fifteen Million Dollars ($15,000,000) or the amount actually drawn on the Facility and a maximum of Twenty One Million Five Hundred Thousand Dollars ($21,500,000) plus interest
                                                               ----
on the foregoing at the "Default Rate" (as defined in the Revolving Loan Agreement) from the date of demand therefor until payment by Guarantor plus any
                                                                       ----
amounts owed by Guarantor to Agent pursuant to Section 16.1 hereof. The actual amount of this Guaranty shall be determined as follows: (a) if there are no Eligible Extended Accounts outstanding, the amount of this Guaranty will be the lesser of $15,000,000 or the amount drawn on the Facility: or (b) if there are Eligible Extended Accounts outstanding, then the amount of this Guaranty will be the greater of (i) $15,000,000 or (ii) the Revolving Loan outstanding balance less sixty percent (60%) of the Bulk Sugar Value of Eligible Inventory plus the balance of Borrower's Funds Held Account, provided, however, that under no circumstances shall the amount of this Guaranty exceed the lesser of $21,500,000 or the amount drawn on the Facility. The existence and value of Eligible Extended Accounts and the value of the Bulk Sugar contained in Eligible Inventory shall be determined from the Borrower's Borrowing Base Certificates delivered to Agent pursuant to Sections 2.14 and 6.6(c) of the Revolving Loan Agreement. Should Borrower fail to deliver said Borrowing Base Certificates to Agent as required, the amount of this Guaranty shall be $21,500,000. The Guarantor may reduce the amount of its guarantee, under any of the above calculations, by providing a letter of credit to the Lenders in a form and through an institution acceptable to the Lenders. The termination or revocation of any letter of credit shall, however, reinstate the Floating Guarantee as provided for in this clause.

                  4. Independent Obligations. Guarantor's obligations hereunder
                     -----------------------
are independent of the Obligations of Borrower, any other guarantor or any other person, and Agent may enforce any of its rights hereunder independently of any other right or remedy that Agent may at any time hold with respect to the Guaranteed Obligations or any security or other guaranty therefor. This Guaranty is a guaranty of payment when due and not of collection. Without limiting the generality of the foregoing, Agent may bring a separate action against Guarantor without first proceeding against Borrower, any other guarantor, any other person or any security held by Agent or any of the Lenders and regardless of whether Borrower, any other guarantor or any other person is joined in any such action. Agent's rights hereunder shall not be exhausted by any action taken by Agent or any of the Lenders until all Guaranteed Obligations have been fully and finally paid and performed.

                  5. Authority to Modify Obligations. Guarantor acknowledges
                     -------------------------------
that the sum of the Obligations may significantly vary from time to time. Guarantor authorizes Agent, at any time and from time to time without notice and without affecting the liability of Guarantor hereunder, to alter the terms of all or any part of the Obligations and any security and guaranties therefor including modification of times for payment and rates of interest; provided that Agent shall not enter into any written amendment to the Revolving Loan Agreement, unless such an amendment is done as part of a workout or restructure occurring after an event of default under the Revolving Loan Agreement, that provides for an extension of the final maturity date or an increase in the principal amount of the loan in excess of Thirty Million Dollars ($30,000,000).

                  6. Demand by Agent. If the Obligations are declared to be or
                     ---------------
otherwise become immediately due and payable, then Guarantor shall pay the Guaranteed Obligations to Agent no later than ten (l0) days after demand in writing therefor by Agent; provided that no notice need be given, and the Guaranteed Obligations shall become immediately due and payable, if an Event of Default referred to in Sections 18.1(f) or (g) shall occur. Payment by Guarantor shall be made to Agent to be credited and applied upon the Obligations, in immediately available funds to an account designated by Agent or at any address that may be specified in writing from time to time by Agent. This section shall in no way affect Agent's or Lenders' right to resort to any collateral (the "Collateral") now or hereafter held to secure the Obligations or the Guaranteed Obligations.

                  7. Guarantor Waivers. In addition to any other waivers
                     -----------------
provided in this Guaranty, Guarantor hereby waives each of the following, to the fullest extent allowed by law:

                           (a) Guarantor expressly waives any right it may now
or in the future have to require Agent or any of the Lenders to, and Agent and each of the Lenders shall not have any liability to, first pursue or enforce against Borrower, any collateral, or any other security, guaranty, or pledge that may now or hereafter be held by Agent or any of the Lenders for the Obligations or for the Guaranteed Obligations, or to apply such security, guaranty, or pledge to the Obligations or to the Guaranteed Obligations, or to pursue any other remedy in Agent's or Lenders' power that Guarantor may or may not be able to pursue itself and that may lighten Guarantor's burden, before proceeding against the Collateral. Guarantor shall remain liable for the Guaranteed Obligations, notwithstanding any judgment Agent or Lenders may obtain against Borrower, any other guarantor of the obligations, or any other person, or any modification, extension, or renewal with respect thereto.

                           (b) Guarantor has entered into this Guaranty based
solely upon its independent knowledge of Borrower's financial condition and Guarantor assumes full responsibility for obtaining any further information with respect to Borrower or the conduct of its business. Guarantor represents that it is now, and during the terms of this Guaranty will be, responsible for ascertaining the financial condition of Borrower. Guarantor hereby waives any duty on the part of Agent or Lenders to disclose to Guarantor, and agrees that it is not relying upon nor expecting Agent or Lenders to disclose to it, any fact known or hereafter known by Agent or any of the Lenders relating to the operation or condition of Borrower or its business. Guarantor knowingly accepts the full range of risk encompassed in a contract of guaranty, which risk includes the possibility that Borrower may incur indebtedness after its financial condition or its ability to pay its debts as they mature has deteriorated.

                           (c) Agent and Lenders shall not be under any
liability to marshal any assets in favor of Guarantor or in payment of any or all of the Obligations or Guaranteed Obligations.

                           (d) Guarantor hereby waives: (i) presentment, demand,
protest, notice of acceleration, dishonor, non-payment, protest, or any delay related thereto, with respect to any instruments or documents relating to the Obligations or the Guaranteed Obligations; (ii) notice of any extension, modification, renewal, or amendment of any of the terms of the Revolving Loan Agreement or any other Loan Document relating to the Obligations; provided that Agent shall not enter into any written amendment to the Revolving Loan Agreement, unless such an amendment is one as part of a workout or restructure occurring after an event of default under the Revolving Loan Agreement, that provides for an extension of the final maturity date or an increase in the principal amount of the loan in excess of Thirty Million Dollars ($30,000,000);
(iii) notice of the occurrence of any default or event of default with respect to the Obligations or the Collateral; and (iv) notice of any exercise or non-exercise by Agent or any of the Lenders of any right, power, or remedy with respect to the Obligations or the Collateral.

                  If Agent or any of the Lenders may, under applicable law, proceed to realize their benefits under any Loan Document giving Agent or any of the Lenders a lien upon any Collateral, either by judicial foreclosure or by nonjudicial sale or enforcement, Agent or any of the Lenders may, at their sole option, determine which of their remedies or rights they may pursue without affecting any of their rights and remedies under this Guaranty. In the event Agent shall bid at any foreclosure or trustee's sale or at any public or private sale permitted by law or the Loan Documents, Agent may bid all or less than the amount of the Obligations or the Guaranteed Obligations and the amount of such bid need not be paid by Agent but shall be credited and applied as set forth in
Section 19. The amount of the successful bid at any such sale, whether Agent or any other party (including Guarantor) is the successful bidder, shall be deemed to be prima facie evidence of the fair market value of the Collateral and the
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amount remaining after application of such bid amount in the manner set forth in
Section 19 shall be deemed to be prima facie evidence of the amount of the
                                 -----------
Guaranteed Obligations.

                           (e) Guarantor shall have no right of subrogation,
reimbursement, indemnity, or contribution, and shall have no recourse with respect to the Collateral or any lien held therefor, all of which Guarantor expressly waives, until and unless all Guaranteed Obligations have been paid in full and the amount of Guaranteed Obligations paid by Guarantor exceeds the amount of the Obligations then owing by Borrower.

                           (f) Guarantor agrees and represents that the
Obligations are and shall be incurred by Borrower, and that the Guaranteed Obligations are and shall be incurred by Guarantor, for business and commercial purposes only. Guarantor agrees that any claim of Agent against Guarantor arising out of this Guaranty arises out of the conduct by Guarantor of its trade, business, or profession. Guarantor undertakes all the risks encompassed in the Revolving Loan Agreement and the other Loan Documents as they may be now or are hereafter agreed upon by Agent, Lenders and Borrower. Agent, in such manner and upon such terms and at such time as it deems best, and with or without notice to Guarantor, may release, add, subordinate or substitute security for the Obligations or the Guaranteed Obligations.

                           (g) Guarantor waives and agrees that it shall not
at any time insist upon, plead, or in any manner whatever claim or take the benefit or advantage of, any appraisal, valuation, stay, extension, or redemption laws, or exemption, whether now or at any time hereafter in force, which may delay, prevent, or otherwise affect the performance by Guarantor of the Guaranteed Obligations or the enforcement by Agent of this Guaranty.

                           (h) A separate action or actions may be brought
under this Guaranty or any of the Loan Documents and prosecuted by Agent against Guarantor whether or not an action is brought against Borrower, or whether Borrower is joined in any such action or actions. Without limiting the generality of the foregoing, Guarantor expressly waives the benefit of any statute of limitations affecting the Guaranteed Obligations and expressly agrees that the running of .a period of limitations on, or Agent's or the Lenders' delay or omission in, any action by Agent or Lenders against Borrower or for the foreclosure of any lien or the enforcement of any security interest in the Collateral shall not exonerate or affect Guarantor's liability to pay and perform the Guaranteed Obligations.

                  8. Intentionally Omitted.

                  9. Waivers of Defenses Generally. Guarantor waives any defense
                     -----------------------------
based upon or arising by reason of: (a) any disability of Borrower or any other person; (b) the cessation of liability or limitation from any cause whatsoever of the Obligations or any portion thereof, other than payment in full of the Obligations or other limitation of the Borrower's Obligations specifically included in the Revolving Loan Agreement; (c) any lack of authority of any agent or other person acting or purporting to act on behalf of Borrower, or any defect in the formation of Borrower; (d) the application by Borrower of the proceeds of the Obligations or any other obligation of Borrower to Agent or any of the Lenders for purposes other than the purposes represented to, or intended or understood by Agent or any of the Lenders; (e) any act or omission by Agent or Lenders that directly or indirectly results in or aids the discharge of Borrower or any portion of the Obligations or any other obligation of Borrower to Agent or Lenders by operation of law or otherwise; or (f) any modification of the Obligations or any other obligation of Borrower to Agent or any of the Lenders in any form whatsoever, including the renewal, extension, acceleration or other change in time for payment of the Obligations, or other change in the terms of the Obligations or any part thereof, including increase or decrease of the rate of interest thereon; provided that Agent shall not enter into any written amendment to the Revolving Loan Agreement, unless such an amendment is done as part of a workout or restructure occurring after an event of default under the Revolving Loan Agreement, providing for an extension of the final maturity date or an increase in the principal amount of the loan in excess of Thirty Million Dollars ($30,000,000). Without limiting the generality of the foregoing, Guarantor waives any defenses or rights arising under California Civil Code Sections 2787 through 2855, inclusive, and Sections 2899 and 3433.

                  10. Reasonableness and Effect of Waivers. Guarantor warrants
                      ------------------------------------
and agrees that each of the waivers set forth in this Guaranty is made with full knowledge of its significance and consequences and that, under the circumstances, the waivers are reasonable and not contrary to public policy or law. If any of such waivers are determined to be contrary to any applicable law or public policy, such waivers shall be effective only to the maximum extent permitted by law.

                  11. Continuing Guaranty. Guarantor agrees that (a) this is a
                      -------------------
continuing guaranty, (b) the Guaranteed Obligations hereunder shall extend to each and every extension of credit under and renewal, if any, of the Revolving Loan Agreement, regardless of whether the Obligations or the Guaranteed Obligations may, in successive transactions, be paid, repaid, advanced, or renewed from time to time, and (c) this Guaranty shall remain in full force and effect until the Guaranteed Obligations are paid in full and have been completely satisfied, and shall not be impaired or affected by, or be deemed to be satisfied by, nor shall Guarantor or the Collateral be exonerated, discharged, or released by, any of the following events:

                           (a) Agent's or Lenders' exercise or enforcement of,
or failure or delay in exercising or enforcing, legal proceedings to collect the Obligations or any power, right, or remedy with respect to any of the Obligations, the Collateral, or the Guaranteed Obligations including: (i) any action or inaction of Agent or any of the Lenders to perfect, protect, or enforce any security interest in any Collateral; (ii) any impairment or invalidity of the Collateral or any suspension of Agent's or Lenders' right to enforce against Borrower any Obligations, any Guaranteed Obligations, or any security interest in or lien upon the Collateral; or (iii) any change in the time, manner, or place of payment of, or in any other term of, any or all of the Obligations or the Guaranteed Obligations, or any other amendment to or waiver of the Revolving Loan Agreement, any other Loan Document, or any other agreement or instrument governing or evidencing any of the Obligations or the Guaranteed Obligations; provided that Agent shall not enter into any written amendment to the Revolving Loan Agreement, unless such an amendment is done as part of a workout or restructure occurring after an event of default under the Revolving Loan Agreement, that provides for an extension of the final maturity date or an increase in the principal amount of the loan in excess of Thirty Million Dollars ($30,000,000).

                           (b) insolvency, bankruptcy, reorganization,
arrangement, adjustment, composition, assignment for the benefit of creditors, appointment of a receiver or trustee for all or any part of Borrower's or Guarantor's assets, liquidation, winding-up, or dissolution of Borrower or Guarantor;

                           (c) any limitation, discharge, cessation, or
partial satisfaction of the Obligations, other than payment in full of the Obligations or other limitation of the Borrower's Obligations specifically included in the Revolving Loan Agreement, or of any Guaranteed Obligations, whether by operation of any statute, regulation, or rule of law, or otherwise, regardless of the intervention or omission of Agent or Lenders or any invalidity, voidability, unenforceability, or irregularity, or future change to or amendment of, in whole or in part, the Revolving Loan Agreement, this Guaranty, any other Loan Document, or any other document evidencing any Obligations; provided that Agent shall not enter into any written amendment to the Revolving Loan Agreement, unless such an amendment is done as part of a workout or restructure occurring after an event of default under the Revolving Loan Agreement, that provides for an extension of the final maturity date or an increase in the principal amount of the loan in excess of Thirty Million Dollars ($30,000,000);

                           (d) any merger, acquisition, consolidation or
change in structure of Borrower or Guarantor; or any sale, lease, transfer, or other disposition of any or all of the assets or shares of Borrower or Guarantor;

                           (e) any assignment or other transfer, in whole or
in part, of Agent's or any of the Lenders' interest in and rights under the Revolving Loan Agreement or any other Loan Document, including this Guaranty, or of Agent's or any of the Lenders' interest in the Obligations, the Guaranteed Obligations, or the Collateral;

                           (f) any claim, defense, counterclaim, or set-off,
other than (i) any defense of prior performance or (ii) any defense based on any applicable provision of the Uniform Commercial Code requiring that the Collateral be disposed of in a commercially reasonable manner, which Borrower or Guarantor may have or assert, including any defense of incapacity, disability, or lack of corporate or other authority to execute any documents relating to the Obligations, the Guaranteed Obligations, or the Collateral;

                           (g) any cancellation, renunciation, or surrender of
any debt instrument evidencing the Obligations or the Guaranteed Obligations;

                           (h) Agent's or any Lenders' vote, claim,
distribution, election, acceptance, action, or inaction in any bankruptcy or reorganization case related to the Collateral, the Obligations, or the Guaranteed Obligations;

                           (i) any other action or circumstances that might
otherwise constitute a defense available to, or a legal or equitable discharge of, any surety, guarantor or pledgor other than payment in full of the Obligations or other limitation of the Borrower's Obligations specifically included in the Revolving Loan Agreement; or

                           (j) the fact that any of the Obligations or the
Guaranteed Obligations may become due or payable in connection with or by reason of any agreement or transaction that may be illegal, invalid, or unenforceable in whole or in part; it being agreed by Guarantor that the Guaranteed Obligations shall not be discharged.

                  12. Subordination. Guarantor hereby agrees that all
                      -------------
Obligations and all indebtedness of Borrower to Guarantor, including any and all present and future indebtedness regardless of its nature or manner of origination now or hereafter to become due and owing by Borrower to Guarantor (collectively, the "Subordinated Indebtedness"), are hereby unconditionally and forever subordinated and postponed and shall be inferior, in all respects, to the Guaranteed Obligations.

                           (a) In no circumstance shall any Subordinated
Indebtedness be entitled to any collateral security; provided, that in the event
                                                     --------
any such collateral security exists, Borrower hereby agrees that any now existing or hereafter arising lien upon or security interest in any of the assets of Borrower in favor of Guarantor, whether created by contract, assignment, subrogation, reimbursement, indemnity, operation of law, principles of equity or otherwise, shall be junior and inferior to, and is hereby subordinated in priority to any now existing or hereafter arising lien or security interest in favor of Agent or any of the Lenders in and against the Collateral, regardless of the time, manner or order of creation, attachment or perfection of the respective liens or security interests. Guarantor represents and warrants to Agent that as of the date hereof, none of the Subordinated Indebtedness to which it is a party is secured by any assets or interests of Borrower or any other entity, and that Guarantor will not take any security interest or lien to secure any of the Subordinated Indebtedness without the prior written consent of Agent.

                           (b) Without limiting the generality of subparagraph
12(a) above, if (1) any event of default under the Revolving Loan Agreement or any Loan Document shall exist and be continuing, whether or not any notice of any such event of default shall have been given or Agent shall have asserted any remedy in connection therewith, (2) the Revolving Loan Agreement shall have expired but the Guaranteed Obligations shall not have been paid and satisfied in full, (3) any insolvency, bankruptcy, receivership, custodianship, liquidation, reorganization, assignment for the benefit of creditors, or other similar proceeding relative to Borrower is commenced by or against Borrower, or
(4) any proceeding for the voluntary liquidation, dissolution or other winding up of Borrower is commenced by or against Borrower, and whether or not involving insolvency or bankruptcy proceedings, then and in any such event Guarantor agrees as follows:

                                    (i) all Guaranteed Obligations shall first
be paid in full, and finally and indefeasibly be received by Agent, before any payment or distribution of any character, whether in cash, securities or other property, shall be made in respect of the Subordinated Indebtedness; and

                                    (ii) any payment or distribution of any
character, whether in cash, securities or other property, which would otherwise, but for the terms hereof, be payable or deliverable in respect of the Subordinated Indebtedness, shall be paid or delivered directly to Agent until all Guaranteed Obligations shall have been paid in full to and indefeasibly received by Agent, and Guarantor, or any other holder of the Subordinated Indebtedness, irrevocably authorizes, empowers and directs all receivers, trustees, liquidators, custodians, conservators, and others having authority in the premises to effect all such payment and deliveries.

                           (c) If, notwithstanding the provisions of this
Guaranty, any payment or distribution of any character, whether in cash, securities, or other property, or any security shall be received by Guarantor in contravention of the terms of this Guaranty, and before all Guaranteed Obligations shall have been paid in full, such payment, distribution or security shall not be commingled with any asset of Guarantor, shall be held in trust for the benefit of, and shall be immediately paid over or delivered or transferred to Agent, or its representative, for application to the payment of all Guaranteed Obligations remaining unpaid, until all of the Guaranteed Obligations shall have been paid in full.

                           (d) So long as an Event of Default shall occur and
be continuing, (i) Guarantor shall not assert, collect, accept payment on or enforce any of the Subordinated Indebtedness unless and until the Guaranteed Obligations are paid in full; (ii) Guarantor shall not demand payment of, accelerate the maturity of, or declare a default or event of default under the Subordinated Indebtedness; or (iii) Guarantor shall not cause or permit Borrower to make or give, and Guarantor shall not receive or accept, payment in any form (direct or indirect, including by transfer to an affiliate or subsidiary of Borrower or Guarantor) on account of the Subordinated Indebtedness, make any transfers in respect of the Subordinated Indebtedness without the express prior written consent of the Agent (which consent may be withheld for any reason in Agent's sole discretion). Any payment or transfer so made or given by Borrower and received or accepted by Guarantor, without the express prior written consent of Agent, shall be held in trust by Guarantor for Agent, for the account of Agent, and Guarantor shall immediately turn over, in kind, any such payment to Agent for application in reduction of, or (in the case of property other than cash) as security for, the Guaranteed Obligations.

                           (e) Guarantor, or any other holder of the
Subordinated Indebtedness, shall execute and deliver to Agent or its representatives all such further instruments confirming the authorization referred to in this Guaranty, any powers of attorney specifically confirming the rights of Agent arising hereunder, and all proofs of claim, assignments of claim, and any other instruments, and shall take all such other actions as may be requested by Agent in order to enable Agent to enforce all claims upon or in respect of such Subordinated Indebtedness, including authorizing Agent or any of its agents, nominees or designees to file and prove and vote claims in Agent's name or in the name of Guarantor, in connection with any receivership, bankruptcy or proceedings, under the Bankruptcy Code or otherwise.

                  13. Subrogation. Guarantor will not exercise any rights which
                      -----------
it may acquire by way of subrogation under this Guaranty, by any payment made hereunder or otherwise, until all the Obligations shall have been paid in full. If any amount shall be paid to Guarantor on account of such subrogation rights at any time when all the Obligations shall not have been paid in full, such amount shall be held in trust for the benefit of Agent, and shall forthwith be paid to Agent to be credited and applied upon the Obligations, whether matured or unmatured, in accordance with the terms of the Revolving Loan Agreement. If
(i) Guarantor shall make payment to Agent of all or any part of the Obligations and (ii) all the Obligations shall be paid in full, Agent shall, at Guarantor's request, execute and deliver to Guarantor appropriate documents, without recourse and without representation or warranty, necessary to evidence the transfer by subrogation to Guarantor of an interest in the Obligations resulting from such payment by Guarantor.

                  14. Limit of Liability. The obligations of Guarantor under
                      ------------------
this Guaranty shall be limited to an aggregate amount equal to the largest amount that would not render its obligations under this Guaranty subject to avoidance under Section 548 of the Bankruptcy Code or any comparable provisions-of any applicable state law.

                  15. Representations and Warranties. To induce Agent and
                      ------------------------------
Lenders to make advances under the Revolving Loan Agreement, Guarantor makes the following representations and warranties, each of which shall survive the execution and delivery of this Guaranty:

                             15.1  Incorporation.  Guarantor is duly organized
                                   -------------
and validly incorporated under the laws of the State of Hawaii, and is in good standing in all jurisdictions in which it does business or the ownership of its properties requires such qualification, except to the extent that the failure to be so qualified would not have a material adverse effect on the properties, business, results of operations or financial or other conditions of Guarantor.

                             15.2  Relationship of Parties: Obtaining of
                                   -------------------------------------
Information. (a) Guarantor and Borrower are distinct and separate entities
-----------
operating as independent corporations; (b) Guarantor has received copies of the Revolving Loan Agreement and the other Loan Documents and is familiar with and fully understands all of their terms and conditions; (c) Agent and Lenders have not made any representations or warranties to Guarantor regarding the creditworthiness of Borrower or the prospects of repayment from sources other than Borrower; (d) this Guaranty is executed at the request of Borrower;
(e) Guarantor has established adequate means of obtaining from Borrower on a continuing basis financial and other information pertaining to the business of Borrower; and (f) Guarantor assumes full responsibility for keeping fully informed with respect to the business, operation, condition and assets of Borrower. Guarantor hereby agrees that Agent and Lenders shall have no duty to disclose or report to Guarantor any information now or hereafter known to Agent or any of the Lenders relating to the business, operation, condition and assets of Borrower. Agent and Lenders shall have no duty to inquire into the authority or powers of Borrower or any officer, employee or agent of Borrower with regard to any Guaranteed Obligations, and all Guaranteed Obligations made or created in good faith reliance upon the professed exercise of any such authority or powers shall be guaranteed hereunder.

                             15.3  Authority of Guarantor.  Guarantor has all
                                   ----------------------
requisite corporate power and authority to conduct itsbusiness and to own and lease its properties.

                             15.4  Execution,  Delivery and  Performance of
                                   ----------------------------------------

Guaranty.  Guarantor has all necessary corporate power and authority to execute,
--------
deliver, and perform all of its obligations under this Guaranty. The execution, delivery, and performance by Guarantor of all of its obligations under this Guaranty have been duly authorized by all necessary action and do not and will not:

                                    (a) result in or require the creation or
imposition of any lien, right of others, or other encumbrance of any nature (other than under this Guaranty and any related security documents) upon or with respect to any property now owned or leased or hereafter acquired by Guarantor;

                                    (b) violate any provision of any law,
regulation, judgment, decree or award presently in effect having applicability to Guarantor;

                                    (c) result in a breach of, constitute a
default under, or cause or permit the acceleration of any obligation owed under, any indenture, loan agreement, lease, or any other agreement or instrument, to which Guarantor is a party or by which Guarantor or any of its property is bound or affected, except where such breach, default or acceleration would not have a material adverse effect on Guarantor;

                                    (d) require any consent or approval not
heretofore obtained of any person having any interest in Guarantor; or

                                    (e) violate any provision of, or require any
consent under, any agreement, articles of incorporation, by-laws or any other governing document or charter applicable to Guarantor.

                             15.5  Enforceability.  This Guaranty, when executed
                                   --------------
and delivered, shall constitute a valid and binding obligation of Guarantor which is enforceable in accordance with its terms, except to the extent that such enforcement may be limited by applicable bankruptcy, insolvency and other similar laws affecting creditors rights generally or by principles of equity pertaining to the availability of equitable remedies.

                             15.6  Compliance with Laws.  Guarantor has
                                   --------------------
complied in all material respects with all laws, regulations and requirements applicable to its business and has obtained all authorizations, consents, approvals, orders, licenses, exemptions from, and has accomplished all filings or registrations or qualifications with, any court or governmental department, public body, authority, commission, board, bureau, agency or instrumentality, that may be necessary for the transaction of its business, except where the failure to do so would not have a material adverse effect on Guarantor.

                             15.7  Guarantor's Addresses.  Guarantor's name and
                                   ---------------------
address are accurately set forth in Section 21.10.

                             15.8 No Offset Defense or Counterclaim.  Guarantor
                                  ---------------------------------
represents, warrants, and agrees that, as of the dateof this Guaranty, the Guaranteed Obligations are not subject to any offset or defense against Agent any of the Lenders or Borrower of any kind, and Guarantor specifically waives its right to assert any such defense or right of offset. Guarantor further agrees that the Guaranteed Obligations shall not be subject to any counterclaims or offsets of Guarantor against Agent or any of the Lenders that may arise in the future.

                             15.9 Pending or Threatened Litigation.  There are
                                  --------------------------------
no actions, suits, proceedings or other litigation (including proceedings by or before any arbitrator or governmental authority) pending, or to the knowledge of Guarantor, threatened against Guarantor, which (a) challenge the validity or propriety of this Guaranty or of the secured financing transactions contemplated under the Revolving Loan Agreement and the other Loan Documents, (b) could, if adversely determined, have a material adverse effect on the properties, businesses, results of operations or financial or other condition of Guarantor, or (c) could materially affect the ability of Guarantor to perform its obligations under this Guaranty.

                             15.10  Consultation with Legal Counsel.  Guarantor
                                    -------------------------------
acknowledges that the waivers in Sections 7 and 9 herein are a material inducement to Lenders to make the advances under the Revolving Loan Agreement and that Agent and each of the Lenders is relying upon the foregoing waivers in its future dealings with Borrower. Guarantor warrants and represents that it has reviewed the foregoing waivers with its legal counsel and that, after such review with its legal counsel, Guarantor has agreed to the foregoing waivers.

                  16. Covenants.
                      ---------

                             16.1 Costs and Expenses of Enforcement.
                                  ---------------------------------
Guarantor agrees to pay to Agent, on demand, all reasonable out-of-pocket costs and expenses, including attorneys' fees, incurred by Agent in exercising any right, power or remedy conferred by this Guaranty, or in the enforcement of this Guaranty, whether or not any action is filed in connection therewith. Until paid to Agent, such amounts shall bear interest, commencing with Agent's demand therefor, at the Default Rate set forth in the Revolving Loan Agreement.

                             16.2  Reports and Notices.  Guarantor shall furnish
                                   -------------------

                                    (a) Annual Financial Statement. As soon as
                                        --------------------------
to Agent: possible, but in no event later than one hundred twenty (120) days after the end of any Fiscal Year of Guarantor occurring during the term hereof, consolidated annual financial statements of Guarantor and its Subsidiaries prepared in accordance with GAAP consistently applied. Such financial statements shall: (i) be audited by independent certified public accountants of recognized national standing selected by Guarantor, (ii) be accompanied by an opinion of such accountants that such statements present fairly, in all material respects, the financial condition of the companies being reported upon, (iii) be in a form substantially consistent with previously issued financial statements of Guarantor, and with new accounting standards which may, from time to time, be promulgated by regulatory and accounting organizations and subsequently adopted by Guarantor, and (iv) be accompanied by a statement of Guarantor's chief financial officer or a vice president that no Events of Default exist and calculating Guarantor's compliance with the financial covenant set forth in
Section 17.

                                    (b) Quarterly Financial Statements. No later
                                        ------------------------------
than forty-five (45) days after the end of each fiscal quarter, internally prepared quarterly financial statements prepared on a "functional" basis consistent with prior quarterly financial statements provided to Agent, certified by Guarantor's chief financial officer or a vice president as fairly presenting, in all material respects, the financial position of the companies or portions of companies being reported upon, that no Events of Default exist, and calculating Guarantor's compliance with the financial covenant set forth in
Section 17.

                  17. Negative Covenant; Financial Condition. Unless otherwise
                      --------------------------------------
agreed to in writing by Agent, while this Guaranty is in effect, Guarantor shall not permit its ratio of (a) Consolidated Funded Debt to (b) Consolidated Total Capitalization to exceed sixty-five percent (65%).

                  As used above, the following terms have the following meanings:

                             "Consolidated Funded Debt" means, as at any date of
determination, for Guarantor and its Subsidiaries on a consolidated basis, the sum (without duplication) of: (a) indebtedness for borrowed money, the guarantee of borrowed money, or for the deferred purchase price of property or services (including reimbursement and all other obligations with respect to surety bonds, letters of credit and bankers' acceptances, whether or not matured, but excluding obligations to trade creditors incurred in the ordinary course of business), (b) all obligations evidenced by notes, bonds, debentures or similar instruments, and (c) all obligations under Capital Leases.

                             "Consolidated Net Worth" means, as at any date of
determination, the gross book value of the assets of Guarantor, minus
                                                                -----
(a) reserves applicable thereto, and (b) all liabilities (including subordinated liabilities), in each case determined in accordance with GAAP and taking into effect such other adjustments as may be reasonably determined by Agent in accordance with GAAP and measured on a consolidated basis.

                             "Consolidated Total Capitalization" means, as at
any date of determination the sum of (a) Consolidated Funded Debt, and (b) Consolidated Net Worth.

                  18. Defaults and Remedies.
                      ---------------------

                             18.1 Events of Default.  It shall be an "Event of
                                  -----------------
Default" hereunder upon the occurrence of any one or more of the following events (regardless of the reason therefor):

                                    (a) any "Event of Default" shall occur under
the Revolving Loan Agreement;

                                    (b) Guarantor shall fail or neglect to
perform, keep or observe any material provision of this Guaranty, and the same is by its nature incapable of being cured or shall remain unremedied for a period ending on the first to occur of twenty (20) days after Guarantor shall receive written notice of any such failure from Agent or thirty (30) days after Guarantor shall become aware thereof;

                                    (c) any material representation or warranty
of Guarantor made under this Guaranty or in any written statement pursuant hereto, or any financial statement or certificate made or delivered to Agent by Guarantor shall be untrue or incorrect, as of the date when made or deemed made and the same is by its nature incapable of being cured or shall remain unremedied for a period ending on the first to occur of twenty (20) days after Guarantor shall receive written notice of any such failure from Agent or thirty
(30) days after Guarantor shall become aware thereof;

                                    (d) Guarantor shall renounce or revoke, or
attempt to renounce or revoke, this Guaranty;

                                    (e) (i) assets of Guarantor with a value in
excess of Ten Million Dollars ($10,000,000) shall be attached, seized, levied upon, or subjected to a writ or distress warrant, or come within the possession of any receiver, trustee, custodian, or assignee for the benefit of creditors of Guarantor and shall remain unstayed, undismissed, or unbonded for thirty (30) consecutive days, (ii) any person other than Guarantor shall apply for the appointment of a receiver, trustee or custodian for any of Guarantor's assets and such application shall remain unstayed or undismissed for thirty (30) consecutive days; or (iii) Guarantor shall have concealed, removed, or permitted to be concealed or removed, any part of its property, with intent to hinder, delay, or defraud its creditors or any of them or made or suffered a transfer of any of its property or the incurring of an obligation which may be fraudulent under any bankruptcy, fraudulent conveyance or other similar law;

                                    (f) a case or proceeding shall have been
commenced against Guarantor in a court having competent jurisdiction seeking a decree or order (i) under the Bankruptcy Code, or any other applicable federal, state, or foreign bankruptcy or other similar law, (ii) appointing a custodian, receiver, liquidator, assignee, trustee or sequestrator (or similar official) of Guarantor, of any substantial part of its properties, or (iii) ordering the winding-up or liquidation of the affairs of Guarantor and such case or proceeding shall remain undismissed or unstayed for thirty (30) consecutive days or such court shall enter a decree or order granting the relief sought in such case or proceeding; or

                                    (g) Guarantor shall (i) file a petition
seeking relief under the Bankruptcy Code, or any other applicable federal, state or foreign bankruptcy or other similar law, (ii) consent to the institution of proceedings thereunder or to the filing of any such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee, or sequestrator (or similar official) of Guarantor or of any material part of its properties, (iii) fail generally to pay its material debts as such material debts become due, or (iv) take any corporate action in furtherance of any such action.

                             18.2 Remedies.  Upon the occurrence of an Event of
                                  --------
Default hereunder and the continuation of such Event of Default after any applicable cure period provided therefor, Agent may declare all of the Guaranteed Obligations, immediately and without demand, notice or legal process of any kind, to be, and such Guaranteed Obligations shall immediately become due and payable, and then, or at any subsequent time, Agent may exercise any or all of its rights and remedies under this Guaranty, all rights against Borrower under the Revolving Loan Agreement, and all rights available to Agent under applicable law, and may, in addition:

                                    (a) make demand upon Guarantor for the
payment of the Guaranteed Obligations;

                                    (b) resort to the Collateral for payment of
the Guaranteed Obligations, without notice, declaration, or demand by Agent to the extent not prohibited by applicable law; provided, that upon the occurrence
                                             --------
of an Event of Default specified in clauses (a), (d) or (g) of Section 18.1, the Guaranteed Obligations shall become immediately due and payable without declaration, notice or demand by Agent.

                  19. Application of Payments. Any payment made by Guarantor
                      -----------------------
under this Guaranty may be applied by Agent in any order that Agent, in its sole discretion, may determine.

                  20. Reinstatement. This Guaranty shall remain in full force
                      -------------
and effect and continue to be effective, as the case may be, if at any time payment and performance of the obligations under the Revolving Loan Agreement or the Guaranteed Obligations, or any part thereof, is, pursuant to applicable law, avoided, rescinded or reduced in amount, or must otherwise be restored or returned by Agent or any of the Lenders, or any obligee of the Obligations under the Revolving Loan Agreement or the Guaranteed Obligations, whether as a "voidable preference," "fraudulent conveyance," or otherwise, all as though such payment or performance had not been made. In the event that any payment, or any part thereof, is avoided, rescinded, reduced, restored, or returned, the Obligations under the Revolving Loan Agreement or the Guaranteed Obligations, as the case may be, shall be reinstated and deemed reduced only by such amount paid and not so avoided, rescinded, reduced, restored, or returned.

                  21. Miscellaneous.


                             21.1 Cumulative Remedies: No Waiver.  The rights,
                                  ------------------------------
powers and remedies of Agent hereunder are cumulative and not exclusive of any other right, power or remedy which Agent would otherwise have. No failure or delay on the part of Agent in exercising any such right, power or remedy may be, or may be deemed to be, a waiver thereof; nor may any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy hereunder or under the Revolving Loan Agreement.

                             21.2 Binding Agreement; Assignment: Amendment.
                                  ----------------------------------------
This Guaranty and the terms, covenants and conditions hereof shall be binding upon and inure to the benefit of Guarantor, Agent and their respective successors and assigns, except that Guarantor shall not have power or authority to transfer, convey or assign this Guaranty or any right or obligation hereunder without the prior written consent of Agent (and any attempt to do so shall be void); provided, however, that the foregoing provisions shall not be interpreted to require the prior written consent to an assignment of this Guaranty by operation of law that arises from the merger of Guarantor into its parent corporation or a wholly-owned subsidiary of such parent corporation where, by operation of law, the merged entity acquires the material assets of Guarantor and assumes all obligations under this Guaranty. Neither this Guaranty nor any provision hereof may be amended, modified, waived, discharged or terminated except by an instrument in writing duly signed by or on behalf of Agent.

                             21.3 Consent to Loan Documents. Guarantor hereby
                                  -------------------------
acknowledges it has received copies of, and consents to, all of the Loan Documents.

                             21.4  Counterparts.  This Guaranty may be executed
                                   ------------
in any number of counterparts and any party hereto may execute any counterpart, each of which when executed and delivered shall be deemed to be an original and all of which, taken together, shall be deemed to be but one and the same instrument.

                             21.5  Severability.  In the event that any one or
                                   ------------
more of the provisions contained in this Guaranty shall be determined to be invalid, illegal, or unenforceable in any respect for any reason, the validity, legality, and enforceability of any such provision or provisions in every other respect, and the remaining provisions of this Guaranty, shall not be in any way impaired.

                             21.6 Section Titles.  The section titles contained
                                  --------------
in this Guaranty are and shall be without substantive meaning or context of any kind whatsoever and are not a part of the agreement between the parties hereto.

                             21.7  Interpretation.  No provision of this
                                   --------------
Guaranty or any of the other Loan Documents shall be construed against or interpreted to the disadvantage of any party hereto by any court or other governmental or judicial authority by reason of such party's having or being deemed to have structured, drafted or dictated such provision.

                             21.8 Certain Matters of Construction.  The terms
                                  -------------------------------
"herein", "hereof" and "hereunder" and other words of similar impact shall refer to this Guaranty as a whole and not to any particular section, paragraph or subdivision. Any reference to a "Section" shall refer to the relevant Section to this Guaranty, unless specifically indicated to the contrary. Any pronoun used shall be deemed to cover all genders. The term "including" shall not be limiting or exclusive, unless specifically indicated to the contrary. All references to statutes and related regulations shall include any amendments of same and any successor statutes and regulations.

                             21.9  Further Assurances.  Guarantor agrees that it
                                   ------------------
will, at its expense, upon the written request of Agent, from time to time, promptly execute and deliver to Agent any additional instruments or documents reasonably considered necessary by Agent to cause this Guaranty to be, become, or remain valid and effective in accordance with its terms.

                             21.10  Notices.  Except as otherwise provided
                                    -------
herein, whenever it is provided herein that any notice, demand, request, consent, approval, declaration, or other communication shall or may be given or delivered to or served upon any of the parties by another, or whenever any of the parties desires to give or deliver or serve upon another any communication with respect to this Guaranty, each such notice, demand, request, consent, approval, declaration, or other communication shall be in writing, shall be addressed to the addresses set forth below, or such other or additional address as the parties may notify each other of in writing, and shall be deemed to have been sent, delivered, or given and received upon the earlier of: (a) if by facsimile, upon transmission if transmission occurs between 8:00 a.m. and 5:00 p.m. on any business day; (b) if by Federal Express or other overnight or one-day mail or delivery service, on the next business day following deposit with such delivery service; (c) if by personal delivery, upon completion of delivery; or (d) if by mail, three (3) business days after deposit in the U.S. Mail, first class, postage prepaid:

                  (a) If to Agent, at:
                  American AgCredit, PCA
                  5560 South Broadway
                  Eureka, CA 95503
                  Attn: Account Officer -- Hawaiian Sugar & Transportation
                                           Cooperative

                  Phone:  (707) 445-8871
                  Facsimile: (707) 442-1268
                  Email:   dregli@agloan.com
                           soday@agloan.com


                  and to

                  American AgCredit, ACA
                  200 Concourse Blvd.
                  P.O. Box 1120
                  Santa Rosa, CA 95402-1120
                  Attn: Account Officer -- Hawaiian Sugar & Transportation
                                           Cooperative
                  Phone:  (707)  545-1200
                  Facsimile: (707) 521-6105

                  (b) If to Guarantor:
                  Alexander & Baldwin, Inc.
                  822 Bishop Street
                  Honolulu, HI 96813
                  Attn: Chief Financial Officer
                  Phone: (808) 525-8448
                  Facsimile: (808) 525-6651


or at such other address as may be substituted by notice given as herein provided. The giving of any notice required hereunder may be waived in writing by the party entitled to receive such notice. Failure or delay in delivering copies of any notice, demand, request, consent, approval, declaration, or other communication to the persons designated above to receive copies shall in no way adversely affect the effectiveness of such notice, demand, request, consent, approval, declaration, or other communication.

                             21.11  Non-Waiver.  None of the obligations of
                                    ----------
Guarantor, and no right or remedy of Agent under this Guaranty, shall be deemed to have been suspended or waived by Agent, nor shall Agent be estopped from asserting any such right or remedy, by Agent's conduct or oral statements, but any such suspension or waiver of any such right or remedy by Agent must be in writing and signed by Agent. Any suspension or waiver by Agent of any of its rights or remedies under this Guaranty shall not suspend or waive any prior or subsequent right or remedy, whether of the same or of a different type.

                             21.12  Limitation of Liability.  Neither Agent or
                                    -----------------------
any of the Lenders, or any of their officers, directors, employees, agents, or counsel shall be liable for any action lawfully taken or omitted to be taken by it or them hereunder or in connection herewith, except for its or their own respective gross negligence or willful misconduct.

                             21.13  Benefits of Agreement.  The provision of
                                    ---------------------
this Guaranty are for the benefit of Agent, on behalf of the Lenders, and its respective successors, transferees, endorsees, and assigns. In the event all or any part of the Obligations are transferred, endorsed, or assigned by Agent to any person in accordance with the terms of the Revolving Loan Agreement, any reference to "Agent" herein shall be deemed to refer equally to such person.

                             21.14 Entire Agreement.  This Guaranty constitutes
                                   ----------------
the entire and final agreement between Guarantor and Agent with respect to the subject matter hereof, and supersedes any and all representations or statements, either written or oral, express or implied, other than those expressly set forth in this Guaranty, made to any party hereto by any person.

                             21.15 GOVERNING LAW. IN ALL RESPECTS,  INCLUDING
                                   -------------
ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, THIS GUARANTY AND THE OBLIGATIONS ARISING HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF CALIFORNIA APPLICABLE TO CONTRACTS MADE AND PERFORMED IN SUCH STATE, WITHOUT REGARD TO THE PRINCIPLES THEREOF REGARDING CONFLICT OF LAWS, AND ANY APPLICABLE-LAWS OF THE UNITED STATES OF AMERICA. GUARANTOR HEREBY CONSENTS AND AGREES THAT THE SUPERIOR COURTS OF SONOMA COUNTY, CALIFORNIA, OR, AT AGENT'S OPTION, THE UNITED STATES DISTRICT COURT FOR THE NORTHERN DISTRICT OF CALIFORNIA, SHALL HAVE NON-EXCLUSIVE JURISDICTION TO HEAR AND DETERMINE ANY CLAIMS OR DISPUTES BETWEEN GUARANTOR AND AGENT OR LENDERS PERTAINING TO THIS GUARANTY OR TO ANY MATTER ARISING OUT OF OR RELATED TO THIS GUARANTY. GUARANTOR EXPRESSLY SUBMITS AND CONSENTS IN ADVANCE TOSUCH JURISDICTION IN ANY ACTION OR SUIT COMMENCED IN ANY SUCH COURT, AND GUARANTOR HEREBY WAIVES ANY OBJECTION WHICH GUARANTOR MAY HAVE BASED UPON LACK OF PERSONAL JURISDICTION, IMPROPER VENUE OR FORUM NON CONVENIENS AND HEREBY CONSENTS TO THE GRANTING FOR SUCH LEGAL OR EQUITABLE RELIEF AS IS DEEMED APPROPRIATE BY SUCH COURT. GUARANTOR HEREBY WAIVES PERSONAL SERVICE OF THE SUMMONS, COMPLAINT, AND OTHER PROCESS ISSUED IN ANY SUCH ACTION OR SUIT AND AGREES THAT SERVICE OF SUCH SUMMONS, COMPLAINT AND OTHER PROCESS MAY BE MADE BY REGISTERED OR CERTIFIED MAIL ADDRESSED TO GUARANTOR AT THE ADDRESS SET FORTH IN SECTION 21.10 OF THIS GUARANTY AND THAT SERVICE SO MADE SHALL BE DEEMED COMPLETED UPON THE EARLIER OF GUARANTOR'S ACTUAL RECEIPT THEREOF OR THREE (3) DAYS AFTER DEPOSIT IN THE U.S. MAIL, PROPER POSTAGE PREPAID. NOTHING IN THIS GUARANTY SHALL BE DEEMED TO OPERATE TO PRECLUDE AGENT OR ANY OF THE LENDERS FROM BRINGING SUIT OR TAKING OTHER LEGAL ACTION IN ANY OTHER JURISDICTION.

                             21.16  MUTUAL WAIVER OF JURY TRIAL.  BECAUSE
                                    ---------------------------
DISPUTES ARISING IN CONNECTION WITH COMPLEX FINANCIAL TRANSACTIONS ARE MOST QUICKLY AND ECONOMICALLY RESOLVED BY AN EXPERIENCED AND EXPERT PERSON AND THE PARTIES WISH APPLICABLE STATE AND FEDERAL LAWS TO APPLY (RATHER THAN ARBITRATION RULES), THE PARTIES DESIRE THAT THEIR DISPUTES BE RESOLVED BY A JUDGE APPLYING SUCH APPLICABLE LAWS. THEREFORE, TO ACHIEVE THE BEST COMBINATION OF THE BENEFITS OF THE JUDICIAL SYSTEM AND OF ARBITRATION, THE PARTIES HERETO WAIVE ALL RIGHT
TO TRIAL BY JURY IN ANY ACTION, SUIT, OR PROCEEDING BROUGHT TO ENFORCE OR DEFEND ANY RIGHTS OR REMEDIES UNDER THIS GUARANTY OR ANY OF THE OTHER LOAN DOCUMENTS.

                             21.17  Authorized Signatures.  Until Agent is
                                    ---------------------
notified by Guarantor to the contrary in writing as provided by Section 21.10, the signature upon this Guaranty or any of the other Loan Documents of a person designated in Guarantor's incumbency resolutions of even date herewith shall bind Guarantor and be deemed to be the act of Guarantor affixed pursuant to and in accordance with resolutions duly adopted by Guarantor's Board of Directors.

                             21.18  Confidentiality of Financial Statements.
                                    ---------------------------------------
Agent shall not provide copies of Guarantor's financial statements to Borrower without Guarantor's consent.

                  IN WITNESS WHEREOF, Guarantor has caused this Guaranty to be duly executed to be effective as of the date first written above.

                                       Alexander & Baldwin, Inc.,
                                       a Hawaii corporation

                                       By: /s/ Christopher J. Benjamin
                                           --------------------------------
                                       Name: Christopher J. Benjamin
                                       Title: Senior Vice President & Chief
                                              Financial Officer

                                       By: /s/ Thomas A. Wellman
                                           --------------------------------
                                       Name: Thomas A. Wellman
                                       Title: Vice President, Controller &
                                              Treasurer

                                       American AgCredit, PCA, as Agent

                                       By: /s/ Sean P. O'Day
                                           --------------------------------
                                       Name: Sean P. O'Day
                                       Title: